As filed with the Securities and Exchange Commission on June 21, 1996, Registration No. 333-_______________.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ---------------------------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -----------------

                               AMTECH CORPORATION
             (Exact name of registrant as specified in its charter)


          Texas                                             75-2216818
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                        Identification No.)


                                                           Steve M. York
                                                     17304 Preston Road, E-100
   17304 Preston Road, E-100                            Dallas, Texas  75252
     Dallas, Texas  75252                                  (214) 733-6600

 (Address, including zip code,              (Name, address, including zip code,
of principal executive offices)             and telephone number, including area
                                              code, of agent for service)


                AMTECH CORPORATION 1995 LONG-TERM INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE


==========================================================================================
                                                   PROPOSED      PROPOSED
                                                   MAXIMUM        MAXIMUM
                                     AMOUNT        OFFERING      AGGREGATE     AMOUNT OF
TITLE OF SECURITIES                   TO BE       PRICE PER      OFFERING     REGISTRATION
TO BE REGISTERED                 REGISTERED (1)   SHARE (2)      PRICE (2)      FEE (2)
- ------------------------------------------------------------------------------------------
 COMMON STOCK, $.01 PAR VALUE    500,000 SHARES       $8.44   $4,218,750.00     $1,454.74
==========================================================================================

(1) Securities being registered consist of 500,000 shares issuable upon exercise of options or pursuant to the grant of restricted stock, performance shares, stock unit awards, or other stock-based compensation under the Amtech Corporation 1995 Long-Term Incentive Plan (the "1995 Plan"), as of June 14, 1996, and, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), any additional shares of Common Stock that may be issuable pursuant to the antidilution provisions of the 1995 Plan.

(2) Estimated in accordance with Rules 457(h) and 457(c) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as quoted on the NASDAQ National Market System on June 14, 1996, which was $8.4375.

                                 PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


EXPLANATORY NOTE: Except for the Items included herein, pursuant to General Instruction E of Form S-8, the contents of Registrant's Registration Statement on Form S-8 (Registration No. 33-65061), including the Exhibits thereto (the "1995 Plan's First Registration Statement"), are incorporated herein by reference. This Registration Statement is registering shares of Common Stock issuable pursuant to the 1995 Plan that are in addition to those shares registered under the 1995 Plan's First Registration Statement.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Hughes & Luce, L.L.P., Dallas, Texas, has given an opinion as to the validity of the Common Stock being offered hereby. As of June 18, 1996, members of Hughes & Luce, L.L.P. owned a total of approximately 205,000 shares of the Registrant's Common Stock.

ITEM 8.  EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-4 of this Registration Statement, which Index is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 21, 1996.


                                 AMTECH CORPORATION



                                 By:  /s/ G. RUSSELL MORTENSON
                                      -----------------------------
                                      G. Russell Mortenson
                                      President and
                                      Chief Executive Officer



                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints G. Russell Mortenson and Steve
M. York, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for and in the name, place and stead of the undersigned, in any and all capacities to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or the transactions contemplated herein.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                     TITLE                      DATE
       ---------                     -----                      ----



/s/ G. RUSSELL MORTENSON       President and Chief         June 21, 1996
- ---------------------------    Executive Officer and
(G. Russell Mortenson)         Director
                               (Principal Executive
                               Officer)




/s/ STEVE M. YORK              Senior Vice President,      June 21, 1996
- ---------------------------    Chief Financial Officer,
(Steve M. York)                and Treasurer (Principal
                               Financial and Accounting
                               Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ DAVID P. COOK              Director                    June 21, 1996
- ---------------------------
(David P. Cook)



/s/ STUART M. EVANS            Director                    June 21, 1996
- ---------------------------
(Stuart M. Evans)



/s/ GARY J. FERNANDES          Director                    June 21, 1996
- ---------------------------
(Gary J. Fernandes)



/s/ ELMER W. JOHNSON           Director                    June 21, 1996
- ---------------------------
(Elmer W. Johnson)



/s/ DR. JEREMY A. LANDT        Director                    June 21, 1996
- ---------------------------
(Dr. Jeremy A. Landt)



/s/ JAMES S. MARSTON           Director                    June 21, 1996
- ---------------------------
(James S. Marston)



/s/ ANTONIO R. SANCHEZ, JR.    Director                    June 21, 1996
- ---------------------------
(Antonio R. Sanchez, Jr.)



/s/ JEFFREY S. WETHERELL       Director                    June 21, 1996
- ---------------------------
(Jeffrey S. Wetherell)

                               INDEX TO EXHIBITS



Exhibit
Number         Description
- ------         -----------

5.1*           Opinion of Hughes & Luce, L.L.P. as to
               the validity of the securities being
               registered.

23.1 Consent of Hughes & Luce, L.L.P. (included in its opinion filed as Exhibit 5.1).

23.2*          Consent of Ernst & Young LLP.

24.1 Power of attorney (included in Part II of this Registration Statement).



- ----------------------
*Filed electronically herewith.